Exhibit 99.1

IMG COMPANIES, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

IMG COMPANIES, LLC AND SUBSIDIARIES

Contents

Independent Auditors’ Report1

Consolidated Financial Statements

  Balance Sheet2

  Statement of Income3

  Statement of Members’ Capital4

  Statement of Cash Flows5

Notes to Consolidated Financial Statements6-16

INDEPENDENT AUDITORS’ REPORT

To the Managing Board and Members of

IMG Companies, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying financial statements of IMG Companies, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, members’ capital and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMG Companies, LLC and Subsidiaries as of December 31, 2020, and the consolidated results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/S/ Marcum LLP

West Palm Beach, FL

April 13, 2021

IMG COMPANIES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2020

Assets
Current Assets
Cash and cash equivalents	$2,914,499
Accounts receivable, net	10,903,809
Inventories	4,594,811
Prepaid expenses and other current assets	463,910
Total Current Assets	18,877,029
Property and Equipment, Net	21,959,370
Goodwill	39,033,389
Other Assets	96,752
Total Assets	$79,966,540
Liabilities and Members’ Capital
Current Liabilities
Accounts payable	$1,601,015
Accrued liabilities	2,007,790
Earn-out Agreement	2,058,885
Current portion of due to seller	1,323,598
Current portion of long-term debt	5,355,877
Total Current Liabilities	12,347,165
Long-term debt, Net of Unamortized Deferred Financing Fees	34,397,325
Due to Seller, Net of Current Portion	1,000,000
Deferred Rent	279,211
Total Liabilities	48,023,701
Commitments and Contingencies
Members' Capital	31,942,839
Total Liabilities and Members' Capital	$79,966,540

IMG COMPANIES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

Net Sales	$48,405,533
Cost of Sales, Excluding Depreciation	28,510,034
Depreciation	3,654,584
Total Cost of Sales	32,164,618
Gross Margin	16,240,915
Selling, General and Administrative Expenses	7,728,851
Depreciation and Amortization	408,866
Professional Fees
Acquisition Costs	521,842
Management and Consulting Fees	300,000
Legal, accounting and Other	263,877
Total Professional Fees	1,085,719
Operating Income	7,017,479
Other Income (Expense)
Interest expense	(3,003,342)
Change in fair value of earn-out agreement	941,115
Other income, net	601
Total Other Expense	(2,061,626)
Net Income	$4,955,853

IMG COMPANIES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2020

	Preferred Units	Common Units	Amount
Balance - December 31, 2019	47,587	3,200	$26,986,986
Issuance of common units	—	400	—
Net income	—	—	4,955,853
Balance - December 31, 2020	47,587	3,600	$31,942,839

IMG COMPANIES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020

Cash Flows from Operating Activities
Net income	$4,955,853
Adjustments to reconcile net income to net cash provided by operating activities:
Interest expense paid in-kind	202,835
Depreciation and amortization	4,063,450
Acquisition costs	521,842
Amortization of deferred financing fees	122,953
Change in fair value of earn-out agreement liability	(941,115)
Deferred lease liability	(131,492)
Changes in operating assets and liabilities, net of acquisitions:
Incrase in
Accounts receivable	(3,462,232)
Inventories	(78,306)
Prepaid expenses and other assets	(190,927)
Incrase In:
Accounts payable and accrued liabilities	742,756
Total Adjustments	849,764
Net Cash Provided By Operating Activities	5,805,617
Cash Flows from Investing Activities
Net cash paid in acquisition of Larkin Precision Machining, Inc.	(2,212,842)
Acquisition of property and equipment	(1,196,377)
Net Cash Used In Investing Activities	(3,409,219)
Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	2,458,400
Principal payments on long-term debt	(3,297,673)
Net Cash Used In Financing Activities	(839,273)
Net Increase in Cash	1,557,125
Cash - Beginning	1,357,374
Cash - Ending	$2,914,499
Supplemental Disclosures of Cash Flow Information
Interest paid	$2,436,146
Taxes paid	$—

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Note 1 - Organization and Business

The accompanying consolidated financial statements include the accounts of IMG Companies, LLC (“the Company”), a Delaware limited liability company formed on April 29, 2016, and its wholly owned subsidiaries IMG, LLC, Applied Fusion, LLC and IMG Altair, LLC. IMG, LLC was formed as a Delaware limited liability company on April 29, 2016. The Company began conducting operations on June 13, 2016 with the acquisition of the assets and assumption of liabilities of Integrated Manufacturing Group, LLC, and is engaged in the manufacture of highly engineered components for the semiconductor, aerospace and energy industries.  Applied Fusion, LLC was formed as a Delaware limited liability company on October 13, 2017 and began conducting operations on May 23, 2018 with the acquisition of certain assets and assumption of liabilities of Applied Fusion, Inc. IMG Altair, LLC was formed as a Delaware limited liability company on September 10, 2019 and began conducting operations on December 20, 2019 with the acquisition of the assets and assumption of liabilities of Altair Technologies, Inc. IMG Larkin, LLC was formed as a Delaware limited liability company on July 2, 2020 and began conducting operations on October 2, 2020 with the acquisition of certain assets and assumption of liabilities of Larkin Precision Machining, Inc. (See Note 4).

Member units are represented by two classes of securities (i) the Common Units and (ii) the Preferred Units.  The Company has 47,587 Preferred Units issued and outstanding as of December 31, 2020. Common Units are awarded as compensation, vest pro-rata over a four year period and any unvested Common Units are forfeited upon termination of employment of the holder, and the Company has 3,600 Common Units outstanding as of December 31, 2020. Preferred units have a preferred return rate of 8% per annum (unpaid preferred return of approximately $2,651,000 as of December 31, 2020) and available cash is distributable to holders of Preferred and Common Units, as defined in the Amended and Restated Limited Liability Company Agreements dated December 20, 2019, with preference to the holders of Preferred Units.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Measurements

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements, the Company defines fair value as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date.  GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1

Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2

Inputs to the valuation methodology include:

•Quoted prices for similar assets or liabilities in active markets;

•Quoted prices for identical or similar assets or liabilities in inactive markets;

•Inputs other than quoted prices that are observable for the asset or liability;

•Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Level 3

Inputs to the valuation methodology are unobservable and significant to the fair value measurement. The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s earn-out agreement liabilities are recorded at fair value on a recurring basis and is classified as Level 3 within the fair value hierarchy.  The Company did not have any financial assets or liabilities that were measured using Level 1 or Level 2 inputs.  Certain assets are measured at fair value on a nonrecurring basis.  These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments only in certain circumstances.  These assets include long-lived assets that are written down to fair value when they are impaired.

The Common Units granted to a member of management are required to be recorded at fair value on a nonrecurring basis, and are classified as Level 3 within the fair value hierarchy (see Note 16).

Cash Equivalents

The Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Accounts Receivable

Accounts receivable are recorded at net realizable value. Management considers factors such as current overall economic conditions and historical and anticipated customer performance, when determining if an allowance for uncollectable accounts is necessary.  Accounts receivable are generally considered to be uncollectible when they are past due, the Company has attempted collection activities and has determined that collection is improbable. The Company does not maintain an allowance for uncollectible accounts receivable at December 31, 2020, as all accounts are deemed to be fully collectible.

Inventories

Inventories are valued at the lower of cost or net realizable value, with cost determined on the weighted-average method, and include freight in, duty and handling costs.  Inventories consist principally of raw materials, finished goods and work-in-process.  The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and Equipment

Property and equipment are stated at cost, net of depreciation. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.  When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the accompanying statement of income.  Repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360, Property, Plant and Equipment, the carrying value of long-lived assets, is reviewed whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability is assessed by determining if the carrying value of the asset exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the asset over the remaining economic life of the asset. If recoverability is not assured, impairment is determined based on comparing the carrying value of the asset and the estimated fair value of the asset. Management does not believe that long-lived assets as reported on the balance sheet were impaired as of December 31, 2020.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired.  In accordance with FASB ASC 350, Intangibles – Goodwill and Other, goodwill and intangible assets with indefinite useful lives are not amortized, but are instead tested for impairment at least annually or as circumstances indicate their value may no longer be recoverable. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. The first step compares the fair value of the reporting unit to its carrying value.  If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed.  The second step compares the carrying value of the reporting units’ goodwill to its implied fair value (i.e., fair value of the reporting unit less the fair value of the units’ assets and liabilities, including identifiable intangible assets).

Pursuant to authoritative accounting guidance, the Company has an option to elect to first assess qualitative factors to determine whether it is more likely than not that the fair values of its reporting units are less than the carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test.  If the Company determines that it is more likely than not that its fair value is not less than its carrying amount, then the two-step goodwill impairment test is not required to be performed.  The Company elected the qualitative approach and assessed factors such as economic conditions, industry and market environment, overall financial performance and various other entity specific events.  Based on this assessment the Company determined that it is more likely than not that the fair value of its reporting units are not less that the carrying value.  As a result of this evaluation, the Company determined that a two-step goodwill impairment test was not required at December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant estimates in the preparation of the financial statements principally include assessing the collectability of accounts receivables, valuation of inventory, determining the useful lives and potential impairment of long-lived assets and potential impairment of goodwill. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Revenue Recognition

The Company adopted FASB ASU No. 2014-09 (ASC 606) - Revenue from Contracts with Customers in January 2019 which provides guidance for revenue recognition that superseded the revenue recognition requirements in ASC 605, Revenue Recognition and most industry specific guidance.

The Company recognizes revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by following a five-step process, (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation, as further described below.

Identify the contract with a customer. The Company generally considers documentation of terms with an approved purchase order as a customer contract provided that collection is considered probable, which is assessed based on the creditworthiness of the customer as determined by credit checks, payment histories, and/or other circumstances.

Identify the performance obligations in the contract. Performance obligations include sales of systems, spare parts, and services.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Determine the transaction price. The transaction price for the Company’s contracts with its customers consists of both fixed and variable consideration provided it is probable that a significant reversal of revenue will not occur when the uncertainty related to variable consideration is resolved. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration includes estimates for discounts and credits for future usage which are based on contractual terms and other factors known at the time. The Company generally invoices customers at shipment and for professional services either as provided or upon meeting certain milestones. Customer invoices are generally due within 30 to 90 days after issuance. The Company’s contracts with customers typically do not include significant financing components as the period between the transfer of performance obligations and timing of payment are generally within one year.

Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis. Standalone selling prices are based on multiple factors including, but not limited to historical discounting trends for products and services and pricing practices in different geographies.

Recognize revenue when or as the Company satisfies a performance obligation. Revenue from the manufacture and sale of non-alternative use goods and services for which there is an enforceable right to payment, including a reasonable profit margin, are recognized over time based on an input method.  Revenue from environmental lab services is recognized over time as services are completed or ratably over the contractual period of generally one year or less.  Revenue from all other manufacture and sale of goods and services are recognized at a point in time, which is generally upon shipment or delivery.

Disaggregated revenue for the year ended December 31, 2020 was as follows:

Revenue:
Recognized over time	$37,688,008
Recognized at a point in time	10,717,525
Total Revenue:	$48,405,533

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable.

Cash

The Company maintains its cash with financial institutions which balances from time to time may exceed the federally insured limits.  At December 31, 2020, the Company had deposits in excess of federally insured limits. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

Accounts Receivable

The Company extends credit to its customers based on an evaluation of each customer’s financial condition, generally without requiring collateral.  Exposure to credit losses is evaluated continuously by Company management. There is no allowance for doubtful accounts at December 31, 2020.

Income Taxes

The Company has elected to be treated as a partnership under the Internal Revenue Code.  In lieu of corporate federal income taxes, each member is responsible for the tax liability, if any, related to their proportionate share of the Company’s taxable income.  Accordingly, no provision for federal income taxes is reflected in the accompanying financial statements; however, the Company will continue to provide for appropriate state income taxes. The Company has concluded that it is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.   If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes in the accompanying statement of income.

The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Generally, federal, state and local authorities may examine the Companies’ tax returns for three years from the date of filing.

On November 2, 2015, the Bipartisan Budget Act (“the Act”) of 2015 was signed into law.  Among other things, the Act made significant changes to the rules for partnership audits and adjustments for taxable years beginning after January 1, 2018.  Under these new rules, the partnership is liable for the tax, interest and penalties resulting from adjustments in the event of an IRS examination.

Deferred Financing Costs

Deferred financing costs are presented as a reduction of the carrying amount of the debt rather than as an asset pursuant to ASU 2015-03, Interest – Imputation of Interest.   Deferred financing fees consist of fees incurred in obtaining long-term debt and are being amortized on a straight-line basis over the loan term.  Amortization expense was approximately $123,000 for the year ended December 31, 2020, and is reported as interest expense in the accompanying statement of income. Future amortization is expected to be approximately $101,000 for each of the years ended December 31, 2021 through 2024 and $76,000 for the year ended December 31, 2025.

Note 3 – Inventories

Raw materials	$1,836,871
Work in process	1,742,201
Finished goods	1,015,739
Total Inventories	$4,594,811

Note 4 – Acquisition

On October 20, 2020, the Company through its wholly owned subsidiary IMG Larkin, LLC, purchased the assets and assumed certain liabilities of Larkin Precision Machining, Inc. for an initial acquisition price of approximately $12,713,000 including transaction costs and deferred financing fees totaling approximately $713,000. The acquisition purchase price was funded with a cash payment of approximately $2,213,000, loans totaling $9,500,000 and a Due to Seller of $1,000,000. The acquisition price allocation, recorded at fair value in accordance with ASC Topic 805, Business Combinations, was as follows:

Assets Acquired
Accounts receivable	$1,625,055
Inventories	174,944
Prepaid expenses and other current assets	50,270
Property and equipment	1,918,991
Other assets	9,798
Total Assets Acquired	3,779,058
Liabilities Assumed
Accounts payable	118,899
Accrued expenses	49,279
Customer deposits	56,130
Total Liabilities Assumed	224,308
Excess of Consideration Exchanged over Fair Values of Net Assets Received (Goodwill)	8,445,250
Consideration Exchanged	$12,000,000

The fair value of the acquired property and equipment is based primarily on third party appraisal of the equipment. The accompanying statement of income includes the results of operations from the date of the acquisition through December 31, 2020.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Note 5 - Property and Equipment

	Amount	Estimated Useful Lives
Machinery and equipment	$28,104,168	5 - 10 Years
Leasehold improvements	4,204,312	10 Years
Computer equipment and software	549,314	3 Years
Furniture and fixtures	57,280	3 - 7 Years
Vehicles	99,479	3 Years
	33,014,553
Less accumulated depreciation	11,055,183
Property and Equipment, Net	$21,959,370

Note 6 – Goodwill

Balance - December 31, 2019	$30,701,210
Acquisition of Larkin Precision Machining Inc.	8,445,250
Aqquisition of Altair Technologies Inc. price adjustment	(113,071)
Balance - December 31, 2020	$39,033,389

Note 7 – Earn-out Agreement Liability

In connection with the acquisition of Altair Technologies, Inc. during the year ended December 31, 2019, the Company entered into an earn-out agreement with the seller of the acquired company. The earn-out agreement provides for additional acquisition price to be paid to the seller by the Company in 2021, based on Altair Technologies, Inc. achieving certain financial performance measures for the year ending 2020, as defined in the earn-out agreement.

In accordance with the fair value measurements guidance, the valuation of the earn-out agreement liability was based on an internal valuation model that relied upon forward looking projections that considered all known information at the time, the most significant assumption being the adjusted EBITDA, as defined. Accordingly, an adjustment to record the earn-out liability at fair value as of December 31, 2020 of approximately $941,000 was made and reported in other income on the consolidated statement of income for the year ended December 31, 2020. The balance of the earn-out agreement liability as of December 31, 2020 is $2,058,897 and is classified as a current liability in the accompanying consolidated balance sheet.

The following table represents a reconciliation of the fair value of the Company’s earn-out agreement liability for the year ended December 31, 2020:

Balance - December 31, 2019	$3,000,000
Change in Fair Value	(941,115)
Balance - December 31, 2020	$2,058,885

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Note 8 – Line of Credit

The Company maintains a revolving line of credit agreement with a financial institution with maximum available funding of $5,000,000, subject to a borrowing base, as defined by the agreement.  The revolving line bears interest at the LIBOR rate plus 2.75% (3.25% at December 31, 2020). The line is collateralized by substantially all assets of the Company and is guaranteed by the Company’s subsidiary.  The line is cross-defaulted with other loan agreements with the same financial institution (see Note 9), requires the maintenance of certain lockbox accounts, requires the maintenance of certain fixed charge coverage and leverage ratios, as defined, contains limitations on capital expenditures and expires on September 30, 2025, the maturity date.  Certain ratio requirements have been waived by the financial institution for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.  There was no outstanding balance on the revolving line of credit as of December 31, 2020.

$—

Note 9 - Long-Term Debt

NOTES PAYABLE

$24,148,115 note payable with the same financial institution as the line of credit, requires $287,478 monthly payments plus interest at the LIBOR rate plus 4% per annum (4.5% as December 31, 2020) and matures in September 30, 2025.  The note is collateralized by substantially all assets of Company and is guaranteed by the Company’s subsidiary. The note also requires the maintenance of certain fixed charge coverage and leverage ratios, as defined, and contains limitations on capital expenditures. Certain ratio requirements have been waived by the financial institution for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.  The note payable is cross-defaulted with other loan agreements with the same financial institution (See Note 8).

$23,573,160
Total Notes Payable	23,573,160
SUBORDINATED DEBT

$5,417,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

5,518,083

$3,575,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

3,641,936

$1,842,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

1,876,149

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

$1,166,667 term loan with a member entered into October 2020. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. The Company was in compliance for all of 2020.	1,166,667
$2,000,000 Subordinated Seller note payable. The loan bears interest at 6% per annum with quarterly interest only payments commencing January 2021, with all unpaid principal and accrued interest due in September.	2,000,000

On April 9, 2020, the Company entered into a Paycheck Protection Program (“PPP or the Program”) promissory note for total proceeds of $2,458,400, with a financial institution in relation to the enacted CARES Act administered by the U.S. Small Business Administration (“the “PPP note”). In accordance with the requirements of the CARES Act, the Company will use the proceeds of the notes primarily for payroll and other allowable costs. Interest on the note accrues at 1.00% per annum. No payments of principal or interest were due until October 2020, at which point payments in the amount of $108,049 principal and accrued interest are to be payable monthly until the April 2022 maturity date. Under the Program, these funds are eligible to be forgiven by the SBA, if certain conditions are met. As of December 31, 2020, due to uncertainty regarding the Company’s eligibility for loan forgiveness, the PPP note has been recorded as a liability until officially forgiven.

2,458,400
Total Subordinated Debt	16,661,235
Total Notes Payable and Subordinated Debt	40,234,395
Less Current Portion	5,355,877
Total Notes Payable, Net of Current Portion	34,878,518
Less: Unamortized Deferred Financing Costs	481,193
Total Long-Term Debt	$34,397,325

Approximate annual maturities of long-term debt scheduled for payment for the five years after December 31, 2020 are as follows:

For the Year Ending December 31,	Amount
2021	$5,355,877
2022	4,001,985
2023	3,449,731
2024	3,449,731
2025	23,977,071
Total	$40,234,395

Interest expense on long-term debt for the year ended December 31, 2020 totaled approximately $2,880,000, including approximately $123,000 in amortization related to debt issuance costs.

Note 10 - Commitments and Contingencies

Operating Leases

The Company leases its operating facilities under a non-cancelable operating lease expiring in May 2028, including certain facilities from a member.  The operating facilities lease allows the Company to extend the lease for an additional five year term under substantially the same terms. The Company recognizes rent expense on a straight-line basis over the expected lease term. Differences between amounts paid and amounts expensed are recorded as deferred rent. Deferred rent as of December 31, 2020 was approximately $207,000.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

The affiliated entity, owned by a member, from which the Company leases from is a variable interest entity for which the Company is considered the primary beneficiary in accordance with accounting principles generally accepted in the United States. The Company has elected to apply Accounting Standards Update No. 2014-07, Consolidation (Topic 810); Applying Variable Interest Guidance to Common Control Leasing Arrangements, and accordingly the Company does not consolidate these entities in its consolidated financial statements for the year ended December 31, 2020.

Future minimum lease payments are as follows:

For the Year Ending December 31,	Related Parties	Total
2021	$723,000	$1,454,000
2022	723,000	1,176,000
2023	723,000	1,189,000
2024	723,000	1,182,000
2025	723,000	984,000
Thereafter	1,748,000	1,748,000
Total	$5,363,000	$7,733,000

Rent expense for the year ended December 31, 2020 totaled approximately $1,621,000, of which approximately $723,000 was to a related party.

Coronavirus Pandemic

The global outbreak of the Coronavirus (COVID-19) in 2020 is currently creating unprecedented economic and social uncertainty throughout the world. Uncertainty regarding the future impact due to the longevity of the COVID-19 pandemic could lead to increased volatility in the markets in which the Company operates. However, as of the date the financial statements were available for issuance, the Company has not experienced any significant negative impacts to the business.

Note 11 - Major Customer and Supplier

Major Customer

The Company sells products to three customers that constitute a significant portion of the Company’s revenues for the year ended December 31, 2020:

For the Year Ended December 31, 2020	Percentage of Net Sales	Amount of Net Sales	Percentage Accounts Receivable	Amount of Accounts Receivable
Customer A	35%	$17,150,000	14%	$1,510,000
Customer B	11%	5,225,000	5%	494,000
Customer C	10%	4,647,000	9%	965,000
Total	56%	$27,022,000	28%	$2,969,000

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Major Supplier

The Company purchases inventory from one supplier that constitutes a significant portion of the Company’s purchases for the year ended December 31, 2020:

For the Year Ended December 31, 2020	Percentage Net Purchases	Amount of Net Purchases	Percentage of Accounts Payable	Amount of Accounts Payable
Supplier A	10%	$896,000	0%	$—

Note 12 – Related Party Transactions

Management Agreement

The Company maintains a management agreement with a member for management, consulting and financial services.  Amounts to be paid under the management agreement are the greater of (i) $300,000 per annum or (ii) 2% of EBITDA, as defined.  The agreement terminates in 2023, with automatic successive one-year renewal periods.  The Company incurred approximately $300,000 in management fees and $240,000 in acquisition and advisory fees for the year ended December 31, 2020, which are included in management and consulting fees and acquisition costs, respectively, in the accompanying consolidated statement of income.

Subordinated Debt

For the year ended December 31, 2020, the Company paid interest on subordinated debt to members of approximately $1,227,000.

Note 13 – Due to Seller

Due to Seller relates to Holdbacks as described in the Asset Purchase Agreement (“APA’s”) for the respective acquisitions of Altair Technologies, Inc. and Larkin Precision Machining, Inc. and total $2,324,000 as of December 31, 2020. Approximately $1,324,000 is scheduled to be released in June 2021 and is presented as a current liability on consolidated balance sheet, and $1,000,000 scheduled to be released in October 2022 and as such are presented as a noncurrent liability on the consolidated balance sheet.

Note 14 - Executive Employment Agreements

The Company maintains Executive Employment Agreements with nine key members of management.  These agreements may be continually renewed for an indefinite period.  Amounts to be paid under the agreements during 2021, assuming the agreements are in effect for the entire year, will approximate $1,903,000 plus benefits such as health insurance, vacation pay and retirement plan contributions.

Note 15 - Employee Benefit Plan

The Company sponsors a 401(k) Employee Benefit Plan for eligible employees. The Company provides a matching contribution as outlined in the plan documents.  Employer contributions totaled approximately $227,000 for the year ended December 31, 2020.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

Note 16 – Equity-Based Compensation

The Company granted 400 of Common Units to members of management during January 2020. The grant units vest in four equal installments commencing on the first anniversary from the grant date. The fair value of the Common Units is estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The value of the Common Units was immaterial on the date of issue.

Note 17 – Supplemental Disclosure of Non-Cash Investing and Financing Activities

Non-Cash Investing and Financing Activities
Fair value of assets acquired and liabilities assumed in the acquisition of Larkin Precision Machning, Inc.	$3,554,750
Acquisition of Larkin Precision Machining, Inc.	$9,500,000
Deferred financing fees paid from debt proceeds	$191,000
Due to seller holdback obligation related to acquisition of Larkin Precision Maching, Inc.	$100,000

Note 18 – Subsequent Events

In January 2021 the Company entered into an interest rate swap agreement to manage interest rate risk related to debt that accrues interest at variable rates. The Company agreed to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount of the note payable with a financial institution (See Note 9.)

The Company has evaluated subsequent events through April 13, 2021, the date the financial statements were available to be issued.